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                                                                   EXHIBIT 23(D)



                        [RYDER SCOTT COMPANY LETTERHEAD]


                      CONSENT OF RYDER SCOTT COMPANY, L.P.



         As independent oil and gas consultants, Ryder Scott Company, L.P., hereby consents to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-2, to be filed with the Securities and Exchange Commission on or about October 15, 2001, of information from our reserve report dated as of February 21, 2001 and all references to our firm included in or made a part of the Seven Seas Petroleum Inc. Annual Report on Form 10-K for the year ended December 31, 2000.



                                       /s/ Ryder Scott Company, L.P.
                                       -----------------------------
                                       RYDER SCOTT COMPANY, L.P.


Houston, Texas
October 15, 2001